UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2012

The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8303	51-0261339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective February 14, 2012, The Hallwood Group Incorporated (the “Company”) and certain other parties entered into a Confidential Settlement Agreement and Mutual Release of Claims (the “Settlement Agreement”) relating to the previously reported litigation relating to Hallwood Energy, L.P. The Settlement Agreement effectively settles the claims by Hall Phoenix/Inwood, Ltd., the Trustee of the Hallwood Energy I Creditors’ Trust, and their related parties (the “Plaintiffs”) against the Company and its related parties other than the claims in Ray Balestri, Trustee of the Hallwood Energy I Creditors’ Trust, as successor in interest to Hallwood Energy, L.P., Plaintiffs and FEI Shale L.P. and Hall Phoenix/Inwood Ltd., Plaintiffs in Intervention vs. The Hallwood Group Incorporated, Defendant; Adversary No. 09-03082-SGJ (the “Adversary Proceeding”) in which the Bankruptcy Court issued the Proposed Findings of Fact, Conclusions of Law and Judgment Awarding Various Monetary Damages (the “Proposed Findings”) on July 25, 2011.

The terms of the Settlement Agreement include the payment by the Company of $1.8 million, in addition to payments by other defendants and the Company’s insurance carrier. Under the Settlement Agreement, the Plaintiffs release the Company, its current and former directors and officers, the former directors and officers of the general partner of Hallwood Energy, L.P. and various entities related to the foregoing persons from all claims asserted in or relating to (i) Hall Phoenix/Inwood Ltd. and Hall Performance Energy Partners 4, Ltd. v. The Hallwood Group Incorporated, et al. in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Adversary No. 10-03358; (ii) Ray Balestri, Trustee of the Hallwood Energy I Creditor’s Trust v. Anthony J. Gumbiner, et al. in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Adversary No. 10-03263; and (iii) another suit in which the Company is not named as a party, and any other claims based on the facts alleged in the foregoing matters or that could have been alleged in the foregoing matters, other than the claims against the Company asserted in the Adversary Proceeding or any claims required to enforce any final judgment entered against the Company in the Adversary Proceeding. Similarly, the defendants release the Plaintiffs from all claims based on the facts alleged in the foregoing matters or that could have been alleged in the foregoing matters, other than any claims or defenses the defendants may have in the Adversary Proceeding.

The Adversary Proceeding remains pending and the Proposed Findings are being reviewed by the United States District Court, along with objections all parties have made to the Proposed Findings. The District Court will enter a final judgment that either adopts, modifies, or rejects the Proposed Findings. The timing of the District Court’s action cannot be predicted, but may occur at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2012	THE HALLWOOD GROUP INCORPORATED

	By:	/s/ Richard Kelley
	Name:	Richard Kelley
	Title:	Vice President & Chief Financial Officer